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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 16, 1999, accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement on Form S-3 and Prospectus. We consent to the incorporation by reference in this Registration Statement on Form S-3 and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts".



/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Dallas, Texas
May 7, 1999